Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, H. Ravi Brar, acting in the capacity as the President and Chief Executive Officer of Ecotality, Inc. (“the Company”), and I, Susie Herrmann, acting in the capacity as the Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that the Quarterly Report on Form 10-Q for the period ended March 31, 2013 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H. Ravi Brar
Name: H. Ravi Brar
Title: President and Chief Executive Officer
Date: May 15, 2013

/s/ Susie Herrmann
Name: Susie Herrmann
Title: Chief Financial Officer
Date:  May 15, 2013

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r) and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.